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Exhibit 8.1

        [SEK&Co Letterhead]

Sun Bancorp, Inc.
Sentry Trust Company

Ladies and Gentlemen:

        You have requested our opinion in connection with the federal income tax issues contemplated by the Agreement and Plan of Reorganization dated as of April 23, 2003, and amended on July 31, 2003 and as further amended December 19, 2003 by and among Sentry Trust Company, a Pennsylvania bank (the "Target"), Sun Bancorp, Inc., a Pennsylvania corporation ("Acquiror"), Sun Interim Trust Company a direct wholly owned subsidiary of Acquiror ("Acquisition Sub"), and Patriot Federal Credit Union (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement or the Proxy Statement Prospectus, forming a part of the Registration Statement filed on Form S-4 by Acquiror with respect to the Merger (the "Registration Statement").

        In issuing this Opinion, we have read and relied upon originals or copies of the following:

  (a)
  Letters of representation of Acquiror and Target dated January 21, 2004, containing normal and customary representations.

  (b)
  The S-4 Registration Statement of Sun Bancorp, Inc. filed August 13, 2003 with the Securities and Exchange Commission.

  (c)
  The Agreement.

  (d)
  The Agreement and Plan of Merger between SITC and Sentry in the form attached as Exhibit I to the Agreement.

        For purposes of this opinion, we have assumed, with your consent, the following:

  (a)
  The Merger will be completed in the manner set forth in the Agreement and in the Registration Statement on Form S-4 of Acquiror to which this opinion is filed as an exhibit, including the Proxy Statement Prospectus of Acquiror and Target contained therein (the "Proxy Prospectus").

  (b)
  The representations contained in the letters of representation from Acquiror and Target to us dated January 21, 2004 will be true and complete on the Effective Date.

  (c)
  Any representations set forth in the letters of representation from Acquiror and Target to us dated January 21, 2004 "to the knowledge of" or similarly qualified are true, correct and complete without qualification.

        On the basis of the foregoing, we hereby confirm our opinion as set forth under the heading "Federal Income Tax Consequences of the Merger" in the Proxy Prospectus, subject to the limitations set forth therein.

        This opinion is limited to the federal income tax laws of the United States and does not purport to discuss the consequences or effectiveness of the Merger under any other laws.

        In accordance with customary practice relating to opinion letters, our opinion speaks only as of the date hereof, and, subject to the assumptions and conditions set forth above, the Effective Time of the Merger, and we disclaim any duty to update such opinion. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings and court decisions, procedures, and other pronouncements published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "The Form of Consideration That You Receive May Have Different Tax Consequences", "Conditions of the Merger" and "Federal Income Tax Consequences of the Merger" in the Proxy Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

/s/ Smith Elliott Kearns and Company, LLC

Chambersburg, Pennsylvania
January 21, 2004

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  Exhibit 8.1